Exhibit 99.1

OptimumBank Holdings, Inc. Financial Performance for the Third Quarter of 2024

Fort Lauderdale, FL, Nov. 08, 2024 — OptimumBank Holdings, Inc. (NASDAQ: OPHC) (“OptimumBank” or the “Company”) today reported robust financial performance for the third quarter of 2024. For the three months ended September 30, 2024, the Company achieved net income of $3.3 million, or $0.34 per basic share and $0.32 per diluted share, compared to net income of $1.2 million, or $0.18 per basic and diluted share, for the same period in 2023. This reflects significant growth in both earnings and profitability year-over-year.

Key Financial Highlights:

●	Net interest income for the third quarter of 2024 reached $8.962 million, a significant increase of 51.5% from $5.914 million in the third quarter of 2023, primarily driven by a 44.9% rise in average interest-earning assets.

●	Net interest margin increased to 3.96%, up from 3.79% in the third quarter of 2023, reflecting growth in average interest-earning assets and the impact of higher costs on interest-bearing deposits.

●	Noninterest income increased to $1.115 million for the third quarter of 2024, a 22.4% increase from $911,000 for the same period in 2023, driven mainly by higher service charges and an increase in other noninterest income.

Asset and Deposit Growth:

●	Gross loans expanded to $778million as of September 30, 2024, from as of December 31, 2023, reflecting solid business growth.

●	Total deposits grew by 26.1% to $806.5 million, from $639.5 million for December 31, 2023. The increase is driven by both noninterest-bearing demand deposits and time deposits, which rose by 134.5% to $285.7 million.

Capital Position:

●	The Tier 1 capital to total assets ratio improved to 10.38% as of September 30, 2024, compared to 10.00% at the end of 2023, reflecting a strong capital base supporting continued growth.

Chairman of the Board Commentary

Moishe Gubin, Chairman of OptimumBank Holdings, Inc., stated, “We are pleased to report robust financial performance for the third quarter of 2024, highlighting the effectiveness of our strategy. Our net income reached $3.3 million, or $0.34 per basic share and $0.32 per diluted share, compared to $1.6 million for the same period last year. This significant improvement reflects our ongoing commitment to delivering value to our shareholders while enhancing operational efficiency.”

“Our net interest income grew to $8.962 million, representing a strong increase of 51.5% from $5.914 million in the third quarter of 2023, driven primarily by a 44.9% increase in average interest-earning assets. Additionally, we experienced an improvement in our net interest margin, which increased to 3.96% from 3.79% in the third quarter of 2023, showcasing our effective asset utilization despite rising costs associated with interest-bearing deposits.”

“We also achieved noteworthy growth in noninterest income, which rose to $1.115 million—up 22.4% from $911,000 in the same period last year. This increase was primarily attributed to higher service charges and an increase in other noninterest income, underscoring the strength of our diversified revenue streams. Concurrently, our noninterest expenses increased by 45.0% to $5.285 million, largely due to investments in salaries, employee benefits, and data processing costs, which are critical to supporting our growth initiatives. In short order, many of the added expenses are expected to generate additional income, as much of these expenses went toward expanding our SBA department and enhanced software to provide additional treasury management tools to our customers.”

“On the asset side, our gross loans expanded to $778 million, reflecting strong demand for our lending products. Total deposits grew by 26.1% to $806.5 million, driven by a substantial 134.5% increase in time deposits.”

“As we look ahead, we remain optimistic about our ability to build on these achievements and sustain our growth momentum. We have also commenced our active ATM offering, which is regularly providing us with additional capital to support our balance sheet. We are grateful for the continued support of our stakeholders and remain dedicated to enhancing our market position through strategic lending, disciplined expense management, and operational innovation.”

Net Interest Income and Net Interest Margin

Three Months Ended
(Dollars in thousands)

	September 30, 2024	September 30, 2023	% Change
Average interest-earning assets	$904,772	$624,412	44.9%
Net interest income	$8,962	$5,914	51.6%
Net interest margin	3.96%	3.79%	17 bps

Net interest income for the third quarter of 2024 was $8.962 million, reflecting a 51.5% increase from $5.914 million in the third quarter of 2023. This growth was primarily driven by a 44.9% increase in average interest-earning assets from the prior year, contributing significantly to the rise in net interest income. The net interest margin improved to 3.96% from 3.79%, up by 17 basis points, demonstrating effective asset utilization and growth despite increased interest-bearing deposit costs.

Noninterest Income

Three Months and Nine Months Ended September 30
(Dollars in thousands)

	Three Months Ended September 30, 2024	Three Months Ended September 30, 2023	Nine Months Ended September 30, 2024	Nine Months Ended September 30, 2023
Service charges and fees	$990	$881	$2,822	$2,359
Other	$125	$30	$733	$53
Total noninterest income	$1,115	$911	$3,555	$2,412

Noninterest income for the third quarter of 2024 was $1.115 million, a 22.4% increase from $911,000 in the same period in 2023. The increase was primarily driven by higher service charges and fees, which rose to $990,000 from $881,000 in the third quarter of 2023. Additionally, there was a significant increase in other noninterest income, which grew to $125,000 from $30,000 in the third quarter of 2023.

For the nine months ended September 30, 2024, noninterest income totaled $3.555 million, a substantial increase of 47.4% compared to $2.412 million for the same period in 2023. This growth was again primarily due to higher service charges and fees, which increased to $2.822 million from $2.359 million year-over-year, coupled with a notable rise in other noninterest income, which jumped to $733,000 from $53,000 in the previous year.

Noninterest Expense

Three Months and Nine Months Ended September 30
(Dollars in thousands)

	Three Months Ended September 30, 2024	Three Months Ended September 30, 2023	Nine Months Ended September 30, 2024	Nine Months Ended September 30, 2023
Salaries and employee benefits	$3,078	$2,141	$8,958	$6,148
Professional fees	$266	$161	$699	$529
Occupancy and equipment	$234	$204	$642	$581
Data processing	$574	$455	$1,702	$1,206
Regulatory assessment	$241	$89	$593	$522
Litigation Settlement	—	—	—	$375
Other	$892	$601	$2,484	$1,614
Total noninterest expenses	$5,285	$3,651	$15,078	$10,975

Noninterest expenses for the nine months ended September 30, 2024, reached $15.1 million, up 37.4% from $11.0 million in the same period in 2023. This increase reflects strategic investments to support the bank’s expansion and prepare for continued growth.

A large portion of this increase was driven by higher salaries and employee benefits, which rose to $9.0 million from $6.1 million, reflecting the bank’s commitment to building a workforce capable of managing our expanding service offerings. Data processing expenses also grew from $1.2 million to $1.7 million, due to investments in advanced treasury management software. This new software enables us to better support our current clients’ needs and attract new clients, generating additional fee income as we expand our treasury management capabilities.

Further contributing to the rise in expenses were increases in regulatory assessments, up from $522,000 to $593,000, and professional fees, which rose to $699,000 from $529,000. These costs reflect both heightened compliance efforts in line with the bank’s growing operations and the specialized expertise needed to scale our services. Together, these investments in talent, technology, and compliance are part of our strategy to position the bank for sustainable growth, allowing us to serve a broader client base while moving closer to our goal of becoming a $1 billion institution.

Loans and Credit Quality

(Dollars in thousands)

	September 30, 2024	December 31, 2023	% Change
Gross Loans	$778,058	$680,071	14.4%
Less: Net Deferred Loan Fees and Costs	$(807)	$(1,294)	(38)%
Less: Allowance for Credit Losses	$(8,337)	$(7,683)	8.5%
Loans, Net	$768,914	$671,094	14.6%

Change in Allowance for Credit Losses

(Dollars in thousands)

Loan Type	Beginning Balance	Credit Loss Expense (Income)	Charge-offs	Recoveries	Ending Balance
Three Months Ended September 30, 2024					$8,337
Residential Real Estate	$970	$265	$—	$—	$1,235
Multi-Family Real Estate	$712	$114	$—	$—	$826
Commercial Real Estate	$4,303	$(803)	$—	$—	$3,500
Land and Construction	$1,677	$605	$—	$—	$2,282
Commercial	$134	$47	$—	$—	$181
Consumer	$412	$181	$(366)	$86	$313

Loan Type	Beginning Balance	Credit Loss Expense (Income)	Charge-offs	Recoveries	Ending Balance
Three Months Ended September 30, 2023					$7,200
Residential Real Estate	$883	$(113)	$—	$—	$770
Multi-Family Real Estate	$1,037	$184	$—	$—	$1,221
Commercial Real Estate	$2,802	$620	$—	$—	$3,422
Land and Construction	$680	$194	$—	$—	$874
Commercial	$135	$102	$(10)	$—	$227
Consumer	$1,108	$337	$(872)	$113	$686

Nine Months Ended September 30

(Dollars in thousands)

	September 30, 2024	December 31, 2023	September 30, 2023	% Change December 31, 2023	% Change September 30, 2023
Allowance for Credit Losses	$8,337	$7,683	$7,200	8.5%	15.8%

As of September 30, 2024, gross loans reached $778.1 million, a significant increase of 14.4% from $680.1 million at the end of December 2023. After accounting for net deferred loan fees and costs, which decreased by 37.6.% to $(807,000), and an increase of 8.5% in the allowance for credit losses, the total net loans amount to $768.9 million, reflecting a 14.6% rise from $671.1 million at the close of 2023.

The allowance for credit losses at the end of September 2024 stands at $8.3 million, up 8.5% from $7.7 million as of December 31, 2023. This increase can be attributed to a combination of credit loss expense adjustments and recoveries across different loan categories. The breakdown of the allowance for credit losses reveals the following key changes, for the three months ended September 30, 2024:

●	Residential Real Estate: Increase slightly to $1.2 million from $970,000.

●	Multi-Family Real Estate: Increase to $826,000 from $712,000.

●	Commercial Real Estate: Rose to $3.5 million from $4.3 million, reflecting a credit loss expense of $803,000.

●	Land and Construction: Increased to $2.3 million, up from $1.7 million, with a credit loss expense of $605,000.

●	Commercial Loans: Increased to $181,000 from $134,000, after a credit loss expense of $47,000

●	Consumer Loans: Improved to $313,000 from $412,000, with a notable credit loss recovery of $86,000 after accounting for $366,000 in charge-offs.

On September 30, 2024, the allowance for credit losses stands at 1.07% of total loans and covers 382% of nonperforming loans, reinforcing the bank’s commitment to prudent risk management.

Deposits

Deposits Summary
Condensed Consolidated Balance Sheets
(Dollars in thousands)

	September 30, 2024	December 31, 2023	% Change September 30, 2024 vs. December 31, 2023
Total Deposits	$806,506	$639,581	26%
Noninterest-bearing demand deposits	$202,373	$194,892	3.8%
Savings, NOW, and money-market deposits	$318,402	$322,932	-1.4%
Time deposits	$285,731	$121,757	135%

Deposits Summary
Nine Months Ended September 30
(Dollars in thousands)

	September 30, 2024	September 30, 2023	% Change
Net Increase in Deposits	$166,925	$110,475	51.1%

Interest Rates on Deposits
(Dollars in thousands)

	Three Months Ended September 30, 2024	Three Months Ended September 30, 2023
Interest-bearing Deposits:
Savings, NOW, and money-market deposits averages	$326,365	$179,776
Interest Expense on Savings, NOW, and money-market deposits	$2,707	$1,102
Time Deposits averages	$244,374	$168,428
Interest Expense on Time Deposits	$3,255	$1,739

Deposit Composition
(Percentage of Total Deposits)

	September 30, 2024	December 31, 2023
Uninsured Deposits to Total Deposits	20.51%	28.9%
Noninterest Deposits to Total Deposits	25.1%	30.5%

Total deposits were $806.5 million on September 30, 2024, up from $639.6 million on December 31, 2023, representing a 26.1% increase. Contributing to this growth was a 3.8% increase in noninterest-bearing demand deposits, which rose to $202.4 million from $194.9 million. Savings, NOW, and money-market deposits decreased slightly by 1.4% to $318.4 million from $322.9 million. The net increase in deposits for the first nine months of 2024 was $166.9 million, compared to the $43.7 million increase in the same period in 2023. Interest-bearing deposits, comprising savings, NOW, money-market deposits, and time deposits, totaled $806.5 million. Uninsured deposits made up 20.51% of total deposits on September 30, 2024, compared to 28.9% on December 31, 2023. Noninterest deposits accounted for 25.1% of total deposits, down from 30.5% at the end of 2023.

Capital Requirements to be Well Capitalized

(Dollars in thousands)

Date	Tier 1 Capital	%
September 30, 2024	$96,800	10.38%
December 31, 2023	$74,999	10.00%

As of September 30, 2024, the Tier 1 capital to total assets ratio was 10.38%, representing a Tier 1 capital amount of $96,800. This is an increase from December 31, 2023, when the ratio was 10.00% with Tier 1 capital of $74,999.

Safe Harbor Statement

This press release contains forward-looking statements that can be identified by terminology such as “believes,” “expects,” “potential,” “plans,” “suggests,” “may,” “should,” “could,” “intends,” or similar expressions. Many forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause actual results to be materially different from any future results or implied by such statements. These factors include, but are not limited to, our limited operating history, managing our expected growth, risks associated with the integration of acquired websites, possible inadvertent infringement of third-party intellectual property rights, our ability to effectively compete, our acquisition strategy, and a limited public market for our common stock, among other risks. OptimumBank Holdings, Inc.’s future results may also be impacted by other risk factors listed from time to time in its SEC filings. Many factors are difficult to predict accurately and are generally beyond the company’s control. Forward-looking statements speak only as to the date they are made, and OptimumBank Holdings, Inc. does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

Investor Relations & Corporate Relations

Contact: Seth Denison
Telephone: (305) 401-4140
Email: SDenison@OptimumBank.com

Select Financial Data

Condensed Consolidated Balance Sheets

(Dollars in thousands, except per share amounts)

	September 30,	December 31,
	2024	2023
	(Unaudited)	(audited)
Assets:
Cash and due from banks	$15,357	$14,009
Interest-bearing deposits with banks	116,242	62,654
Total cash and cash equivalents	131,599	76,663
Debt securities available for sale	24,495	24,355
Debt securities held-to-maturity (fair value of $275 and $326)	300	360
Loans, net of allowance for credit losses of $8,337 and $7,683	768,914	671,094
Federal Home Loan Bank stock	2,454	3,354
Premises and equipment, net	1,938	1,375
Right-of-use lease assets	1,950	2,161
Accrued interest receivable	3,147	2,474
Deferred tax asset	2,788	2,903
Other assets	7,607	6,515

Total assets	$945,192	$791,254
Liabilities and Stockholders’ Equity:

Liabilities:
Noninterest-bearing demand deposits	$202,373	$194,892
Savings, NOW and money-market deposits	318,402	322,932
Time deposits	285,731	121,757

Total deposits	806,506	639,581

Federal Home Loan Bank advances	40,000	62,000
Federal Reserve Bank advances	—	13,600
Operating lease liabilities	2,056	2,248
Other liabilities	3,935	3,818

Total liabilities	852,497	721,247

Commitments and contingencies (Notes 8 and 11)
Stockholders’ equity:
Preferred stock, no par value 6,000,000 shares authorized:	—	—
Series A Preferred, no par value, no shares issued and outstanding	—	—
Series B Convertible Preferred, no par value, 1,520 shares authorized, 1,360 shares issued and outstanding	—	—
Series C Convertible Preferred, no par value, 4,000,000 shares authorized, 525,641 and 0 shares issued and outstanding	—	—

Common stock, $.01 par value; 30,000,000 shares authorized, 10,006,960 and 7,250,218 shares issued and outstanding	99	72
Additional paid-in capital	103,878	91,221
Accumulated deficit	(6,796)	(15,971)
Accumulated other comprehensive loss	(4,486)	(5,315)

Total stockholders’ equity	92,695	70,007
Total liabilities and stockholders’ equity	$945,192	$791,254

Condensed Consolidated Statements of Earnings (Unaudited)

(In thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
Interest income:
Loans	$13,588	$7,996	$38,372	$21,837
Debt securities	163	167	498	517
Other	1,583	739	5,116	2,243

Total interest income	15,334	8,902	43,986	24,597

Interest expense:
Deposits	5,962	2,841	16,959	7,829
Borrowings	410	147	1,574	203

Total interest expense	6,372	2,988	18,533	8,032

Net interest income	8,962	5,914	25,453	16,565

Credit loss expense	357	1,446	1,610	2,970

Net interest income after credit loss expense	8,605	4,468	23,843	13,595

Noninterest income:
Service charges and fees	990	881	2,822	2,359
Other	125	30	733	53

Total noninterest income	1,115	911	3,555	2,412

Noninterest expenses:
Salaries and employee benefits	3,078	2,141	8,958	6,148
Professional fees	266	161	699	529
Occupancy and equipment	234	204	642	581
Data processing	574	455	1,702	1,206
Regulatory assessment	241	89	593	522
Litigation Settlement	—	—	—	375
Other	892	601	2,484	1,614

Total noninterest expenses	5,285	3,651	15,078	10,975

Net earnings before income taxes	4,435	1,728	12,320	5,032

Income taxes	1,133	459	3,147	1,298

Net earnings	$3,302	$1,269	$9,173	$3,734

Net earnings per share - Basic	$0.34	$0.18	$1.02	$0.52
Net earnings per share - Diluted	0.32	0.18	0.98	0.52

Condensed Consolidated Statements of Comprehensive Income (Unaudited)
(In thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023

Net earnings	$3,302	$1,269	$9,173	$3,734

Other comprehensive income (loss):
Change in unrealized loss on debt securities:
Unrealized gain (loss) arising during the period	1,296	(1,271)	1,094	(937)

Amortization of unrealized loss on debt securities transferred to held-to-maturity	—	2	1	4

Other comprehensive income (loss) before income taxes	1,296	(1,269)	1,095	(933)

Deferred income taxes (provision) benefit	(331)	321	(266)	236

Total other comprehensive income (loss)	965	(948)	829	(697)